STATE BOARD OF ADMINISTRATION OF FLORIDA

1801 HERMITAGE BOULEVARD
TALLAHASSEE, FLORIDA 32308
(850) 488-4406

POST OFFICE BOX 13300
32317-3300

ADDENDUM NO. 5
to
REIMBURSEMENT CONTRACT

Effective: June 1, 2009
(Contract)

between

FEDERATED NATIONAL INSURANCE COMPANY
Ft. Lauderdale, FL
(Company)

NAIC # 27980

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:00:01 a.m., Eastern Time, June 1, 2009, that this Contract shall be amended as follows:

ARTICLE IV - LIABILITY OF THE FHCF

(4) Upon the occurrence of a Covered Event, the SBA shall evaluate the potential losses to the FHCF and the FHCF's capacity at the time of the event. The initial Projected Payout Multiple used to reimburse the Company for its losses shall not exceed the Projected Payout Multiple as calculated based on the capacity needed to provide the FHCF's mandatory coverage and the Additional Coverage Option (up to $10 million) pursuant to Section 215.555(4)(b)4., Florida Statutes, as provided under Addendum No. 4 to this Contract. The SBA shall make adjustments to the Projected Payout Multiple in order to reimburse the optional Temporary Increase in Coverage Limit (TICL) Options coverage based on the SBA's ongoing evaluation of potential losses and capacity. If it appears that the Estimated Claims-Paying Capacity may be exceeded, the SBA shall reduce the published factors or multiples for determining each participating insurer's projected payout uniformly among all insurers to reflect the Estimated Claims-Paying Capacity.

(6) After the end of the calendar year, the SBA shall notify insurers of the estimated Borrowing Capacity and the Balance of the Fund as of December 31. In May and October of each year, the SBA shall publish in the *Florida Administrative Weekly* a statement of the FHCF's estimated Borrowing Capacity, Estimated Claims-Paying Capacity, and the projected Balance of the Fund as of December 31.

Article V(16) and (28)(b)1. shall be amended as follows:

ARTICLE V - DEFINITIONS

(16) **Formula or the Premium Formula**

This term means the Formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The resulting rates are therefore incorporated as part of the Premium Formula. The formula, shall, pursuant to Section 215.555(5)(b), Florida Statutes, include a cash build-up factor in the amount specified therein.

(28) **Retention**

(b) When the Company experiences covered losses from more than two Covered Events during the Contract Year, the Company's full Retention shall be applied to each of the two Covered Events causing the largest covered losses for the Company. For each other Covered Event resulting in covered losses, the Company's Retention shall be reduced to one-third of its full Retention and applied to all other Covered Events.

1. All reimbursement of covered losses for each Covered Event shall be based on the Company's full Retention up to January 1 of the Contract Year. Adjustments to reflect a reduction to one-third of the full Retention shall be made on or after January 1 of the Contract Year provided the Company reports its losses as specified in this Contract.

Article X(3)(c)1. shall be amended as follows:

ARTICLE X - REPORTS AND REMITTANCES

(c) **Loss Reimbursement Calculations**

1. In general, the Company's paid Ultimate Net Losses must exceed its full FHCF Retention for a specific Covered Event before any reimbursement is payable from the FHCF for that Covered Event. As described in Article V(28)(b), Retention adjustments will be made on or after January 1 of the Contract Year. No interest is payable on additional payments to the Company due to this type of Retention adjustment. Each Company sustaining reimbursable losses will receive the amount of reimbursement due under the Contract up to the amount of the Company's payout. If more than one Covered Event occurs in any one Contract Year, any reimbursements due from the FHCF shall take into account the Company's Retention for each Covered Event. However, the Company's reimbursements from the FHCF for all Covered Events occurring during the Contract Year shall not exceed, in aggregate, the Projected Payout Multiple or Payout Multiple, as applicable, times the individual Company's Reimbursement Premium for the Contract Year.

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By: ______________________________ ______________________
Ashbel C. Williams Date
Executive Director & CIO

Approved as to legality:

By: ______________________________ ______________________
Thomas A. Beenck Date
Acting General Counsel
FL Bar ID#0178785

Federated National Insurance Company

Michael Braun
Typed/Printed Name and Title

By: ______________________________ 6/11/09
Signature Date